Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of obligor as specified in its charter)

Delaware	75-2396863
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Six Desta Drive, Suite 6500
Midland, Texas 79705-5510
TELEPHONE:  (432) 682-6324

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

7.75% Senior Notes due 2019

And Guarantees

GUARANTORS*

Exact name of	State of	IRS
Additional Registrant as	Incorporation or	Employee
Specified in it Charter	Organization	Identification No.

SWR VPP, LLC	Texas	45-4673594
Southwest Royalties, Inc.	Delaware	75-1917432
Warrior Gas Co.	Texas	75-2470747
CWEI Acquisitions, Inc.	Delaware	75-2531463
Romere Pass Acquisition L.L.C.	Delaware	72-1529502
CWEI Romere Pass Acquisition Corp.	Delaware	83-0378927
Blue Heel Company	Delaware	75-2740345
Tex-Hal Partners, Inc.	Delaware	75-2567750
Desta Drilling GP, LLC	Texas	20-4727861
Desta Drilling, L.P.	Texas	20-4728095
West Coast Energy Properties GP, LLC	Texas	30-0371874
Clajon Industrial Gas, Inc.	Texas	75-1712875
Clayton Williams Pipeline Corporation	Delaware	75-2640527

*The address for each Registrant Guarantor is Six Desta Drive, Suite 6500, Midland, Texas 79705-5510, and the elephone number for each Registrant Guarantor is (432) 682-6324.

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Administrator of National Banks

United States Department of the Treasury

Washington, D.C. 20219

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

P.O. Box 7702

San Francisco, CA 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                              Not applicable.

Item 16.  List of Exhibits.                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                                            See Exhibit 2

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit TG3 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 22nd day of January, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6

January 22, 2014

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

Exhibit 7

Consolidated Report of Condition of`

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,734
Interest-bearing balances		155,426
Securities:
Held-to-maturity securities		0
Available-for-sale securities		223,064
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		22,081
Loans and lease financing receivables:
Loans and leases held for sale		15,389
Loans and leases, net of unearned income	765,029
LESS: Allowance for loan and lease losses	12,970
Loans and leases, net of unearned income and allowance		752,059
Trading Assets		31,965
Premises and fixed assets (including capitalized leases)		7,597
Other real estate owned		3,689
Investments in unconsolidated subsidiaries and associated companies		627
Direct and indirect investments in real estate ventures		8
Intangible assets
Goodwill		21,549
Other intangible assets		21,750
Other assets		54,021

Total assets		$1,328,010

LIABILITIES
Deposits:
In domestic offices		$960,746
Noninterest-bearing	259,500
Interest-bearing	701,246
In foreign offices, Edge and Agreement subsidiaries, and IBFs		86,980
Noninterest-bearing	473
Interest-bearing	86,507
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,491
Securities sold under agreements to repurchase		13,961

Dollar Amounts
In Millions
Trading liabilities	16,250
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	55,893
Subordinated notes and debentures	19,925
Other liabilities	24,771

Total liabilities	$1,189,017

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,971
Retained earnings	31,335
Accumulated other comprehensive income	3,147
Other equity capital components	0

Total bank equity capital	137,972
Noncontrolling (minority) interests in consolidated subsidiaries	1,021

Total equity capital	138,993

Total liabilities, and equity capital	$1,328,010

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin